UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 APRIL 23, 2003


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


                               0-13368 37-1103704
           (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)


                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (ADDRESS INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)


                                 (217) 234-7454
              (REGISTRANT=S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5.   Other Events

Incorporated by reference is the quarterly shareholder report issued by the Registrant on April 23, 2003, attached as Exhibit 99, providing information concerning the Registrant's financial statements as of March 31, 2003.



Item 7.   Financial Statements and Exhibits

         (c)      Exhibits

         Exhibit 99 - Quarterly shareholder report issued April 23, 2003

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FIRST MID-ILLINOIS BANCSHARES, INC.



Dated: April 23, 2003                      By: /s/ William S. Rowland
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit
Number                     Description

99                         Quarterly shareholder report issued April 23, 2003

                                                                      Exhibit 99



                                            April 23, 2003


Quarterly Report to the Owners,
First Mid-Illinois Bancshares, Inc.

First Mid-Illinois Bancshares, Inc. had a successful first quarter with diluted earnings per share increasing to $.73 per share as compared to $.59 per share for the first quarter of 2002, a 24 percent increase. Net income increased to $2,362,000 as compared to $2,009,000 in the first quarter of 2002.

Non-interest income increased to $3,430,000 as compared to $2,323,000 for the first quarter of 2002. The increase was the result of several factors. Historical lows in long-term interest rates led to increased mortgage loan originations and sales. Mortgage banking revenues were $549,000 as compared to $326,000 in the first quarter of 2002. In addition, increased insurance commissions, gains recognized on the sale of securities, and growth in deposit service charges due to increases in deposit balances and overdraft fees also contributed to the growth in non-interest income.

Net interest income before the provision for loan losses was $6,480,000 as compared to $6,414,000 for the first quarter of 2002. Loan balances have increased by $7 million since December 31, 2002 and by $35 million since March 31, 2002. The loan growth has been primarily in commercial real estate and operating loans. Residential real estate loans decreased as customers refinanced home mortgages with long-term secondary-market loans resulting in increased liquidity. Deposit balances increased by $2 million since December 31, 2002 and by $64 million since March 31, 2002 with growth in checking accounts and certificates of deposit. The Company increased the provision for loan losses to $250,000 as compared with $125,000 in 2002 with net charge-offs of $132,000 as compared with $76,000 for the first quarter of 2002.

Non-interest expenses of $6,066,000 have increased when compared to the first quarter of 2002 primarily as a result of the increased costs associated with expanding our financial services franchise through the acquisition and operations of The Checkley Agency, Inc., in January 2002, and the addition of new banking centers in Maryville and Champaign in November 2002. First quarter results for the new banking centers have been promising, with solid growth in loans and deposits. We expect that each banking center will provide a positive contribution to earnings within the first year of operation.

Our 2003 annual meeting of shareholders will be held at 4:00 p.m. on May 28, 2003 in the main lobby of First Mid-Illinois Bank & Trust, N.A., 1515 Charleston Avenue, Mattoon, Illinois. All shareholders are invited to attend. On behalf of the Board, management and entire staff of the Company, I thank you for your continued support and look forward to visiting with as many of you as possible at the annual meeting.

                                            Sincerely,

                                            /s/ William S. Rowland

                                            William S. Rowland
                                            Chairman and Chief Executive Officer


Condensed Consolidated Balance Sheets
(In thousands, except share data)   (unaudited)                                                 March 31,      December 31,
                                                                                                     2003              2002
                                                                                        ------------------ -----------------

Assets
Cash and due from banks                                                                          $ 21,864          $ 22,437
Federal funds sold and other interest-bearing deposits                                             47,636            47,220
Investment securities:
  Available-for-sale, at fair value                                                               153,174           166,415
  Held-to-maturity, at amortized cost (estimated fair
    value of $1,824 and $1,927 at March 31, 2003
    and December 31, 2002, respectively)                                                            1,797             1,902
Loans                                                                                             506,756           499,864
Less allowance for loan losses                                                                    (3,841)           (3,723)
                                                                                        ------------------ -----------------
  Net loans                                                                                       502,915           496,141
Premises and equipment, net                                                                        17,005            16,916
Goodwill, net                                                                                       9,034             9,034
Intangible assets, net                                                                              4,559             4,743
Other assets                                                                                        9,805            11,432
                                                                                        ------------------ -----------------
  Total assets                                                                                   $767,789          $776,240
                                                                                        ================== =================
Liabilities and Stockholders' Equity
Deposits:
  Non-interest bearing                                                                           $ 84,694          $ 84,025
  Interest bearing                                                                                530,951           529,427
                                                                                        ------------------ -----------------
    Total deposits                                                                                615,645           613,452
Repurchase agreements with customers                                                               38,119            44,184
Other borrowings                                                                                   39,425            44,625
Other liabilities                                                                                   6,683             7,172
                                                                                        ------------------ -----------------
  Total liabilities                                                                              $699,872          $709,433

Stockholders' Equity:
Common stock ($4 par value; authorized 6,000,000 shares;
  Issued 3,634,507 shares in 2003 and 3,603,737 shares in 2002)                                   $14,538           $14,415
Additional paid-in capital                                                                         15,153            14,450
Retained earnings                                                                                  48,257            45,896
Deferred compensation                                                                               1,746             1,589
Accumulated other comprehensive income                                                              1,985             2,373
Treasury stock at cost, 472,123 shares in 2003 and 414,562 shares in 2002                        (13,762)          (11,916)
                                                                                        ------------------ -----------------
  Total stockholders' equity                                                                       67,917            66,807
                                                                                        ------------------ -----------------
  Total liabilities and stockholders' equity                                                     $767,789          $776,240
                                                                                        ================== =================

Condensed Consolidated Statements of Income
(In thousands)   (unaudited)
For the three months ended March 31,                        2003          2002

Interest income:
Interest and fees on loans                                $8,008        $8,419
Interest on investment securities                          1,602         1,906
Interest on federal funds sold and other                     110            40
                                                    ------------- -------------
    Total interest income                                  9,720        10,365

Interest expense:
Interest on deposits                                       2,698         3,381
Interest on repurchase agreements with customers              64            86
Interest on other borrowings                                 478           484
                                                    ------------- -------------
    Total interest expense                                 3,240         3,951
                                                    ------------- -------------
Net interest income                                        6,480         6,414
Provision for loan losses                                    250           125
                                                    ------------- -------------
Net interest income after provision for loan losses        6,230         6,289

Non-interest income:
Trust revenues                                               456           478
Brokerage commissions                                         57            58
Insurance commissions                                        411           191
Service charges                                            1,038           737
Securities gains, net                                        370            43
Mortgage banking revenues                                    549           326
Other                                                        549           490
                                                    ------------- -------------
  Total non-interest income                                3,430         2,323

Non-interest expense:
Salaries and employee benefits                             3,314         3,006
Net occupancy and equipment expense                        1,063           971
Amortization of intangible assets                            184           179
Other                                                      1,505         1,475
                                                    ------------- -------------
  Total non-interest expense                               6,066         5,631
                                                    ------------- -------------
Income before income taxes                                 3,594         2,981
Income taxes                                               1,232           972
                                                    ------------- -------------
Net income                                               $ 2,362       $ 2,009
                                                    ============= =============

Condensed Consolidated Statements of Changes in Stockholders' Equity
(in thousands)   (unaudited)
For the three month period ended March 31,                     2003        2002
                                                        ------------ -----------
Balance at beginning of period                             $ 66,807    $ 63,925
Net income                                                    2,362       2,009
Issuance of stock                                               825         738
Purchase of treasury stock                                  (1,689)        (524)
Change in accumulated other comprehensive income (loss)       (388)         (52)
                                                        ------------ -----------
Balance at end of period                                   $ 67,917    $ 66,096
                                                        ============ ===========








Per Share Information
(unaudited) March 31, March 31,
                                                           2003         2002
                                                        ---------    ---------

Basic earnings per share                                  $  .74       $  .59
Diluted earnings per share                                $  .73       $  .59
Book value per share                                      $21.48       $19.54










                       First Mid-Illinois Bancshares, Inc.
                             1515 Charleston Avenue
                             Mattoon, Illinois 61938
                                 (217) 234-7454


                                www.firstmid.com